EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements No. 333-84862 on Form S-8 dated March 25, 2002 and No. 333-166379 on Form S-8 dated April 29, 2010 of our report dated February 25, 2011 with respect to the financial statements of the Chemical Financial Corporation 2001 Stock Purchase Plan for Subsidiary and Community Bank Directors included in Exhibit 99.1 of this Annual Report (Form 10-K) as of December 31, 2010 and 2009 and the related statements of income and changes in plan equity for each of the three years in the period ended December 31, 2010 filed with the Securities and Exchange Commission.

We hereby consent to the incorporation by reference in the Registration Statement No. 333-157569 on Form S-8 dated February 27, 2009 of our report dated February 25, 2011 with respect to the financial statements of the Chemical Financial Corporation Directors' Deferred Stock Plan included in Exhibit 99.2 of this Annual Report (Form 10-K) as of December 31, 2010 and 2009 and the related statements of income and changes in plan equity for the years ended December 31, 2010 and 2009 and for the period April 28, 2008 through December 31, 2008 filed with the Securities and Exchange Commission

/s/ Andrews Hooper Pavlik PLC

Saginaw, Michigan
February 25, 2011